Aristeguieta Transition and Separation Agreement 1 TRANSITION AND SEPARATION AGREEMENT This Agreement is made between Francisco Aristeguieta (“you”) and State Street Bank and Trust Company (together with its parent, and their respective subsidiaries and affiliates “State Street”), as of May 9, 2022. State Street has informed you of its intention to eliminate the role of Chief Executive Officer of State Street Institutional Services and end your employment. In order to ensure a smooth transition of your duties, you and State Street have agreed to enter into this Transition and Separation Agreement (the “Agreement”). This Agreement summarizes the severance benefits for which you will be eligible under the State Street Corporation Severance Plan (“Plan”), subject to the terms and conditions specified in this Agreement. A further description of these Severance Benefits is contained in the State Street Corporation Severance Plan Summary Plan Description (“SPD”) which has been provided to you. You should read the SPD carefully. You and State Street agree as follows: 1. TRANSITION PERIOD AND TERMINATION OF EMPLOYMENT. (a) Your employment will terminate on January 31, 2023 unless earlier terminated in accordance with the terms of this Agreement. The actual date your employment terminates is referred to below as the “Separation Date.” The period from the date of this Agreement through the Separation Date is referred to below as the “Transition Period.” (b) At all times during the Transition Period, you will continue to be an Executive Vice President. You will cease to be a member of the Operating Group and the Management Committee as of May 9, 2022. Then, on a date selected by State Street in its sole discretion (which, without limitation may be May 9, 2022), you will transition to a role as Special Advisor to the President and Chief Operating Officer, reporting to Lou Maiuri, or his successor (including without limitation an individual appointed to serve as your supervisor during any period Mr. Maiuri is unable to perform the role due to disability or similar unexpected circumstance) (the “Manager”). In this Special Advisor role, you will, as requested, use your best efforts to support matters associated with the leadership transition for Institutional Services, including the maintenance of State Street’s relationships with clients and personnel, and other financial and organizational objectives, among other matters reasonably requested by the Manager from time to time. (c) Throughout the Transition Period, State Street will continue to pay you your base salary, at the rate currently in effect, in accordance with State Street’s standard payroll practices. You will continue to be eligible to participate in State Street’s employee benefit plans and programs, including paid time off programs, subject to plan terms and generally applicable policies of State Street. Except as specifically provided in this Agreement, you will not be entitled to earn any other remuneration of any kind during the Transition Period. For the avoidance of doubt, you will not receive an incentive compensation award for 2022. You will comply with all of State Street’s written policies and procedures, your obligations under your offer letter dated as of June 22, 2021 (the “Offer Letter”), your obligations under this Agreement, your obligations under the change of control agreement captioned “Employment Agreement” and dated as of August 1, 2019 (the “Change of Control Agreement”), your obligations under Exhibit 10.1

Aristeguieta Transition and Separation Agreement 2 your existing deferred compensation award agreements (the “Award Agreements”) and your obligations with respect to confidentiality and intellectual property under the Confidentiality, Intellectual Property and Restrictive Covenant Protective Agreement between you and State Street Asia Limited dated as of July 15, 2019. Your obligations under all of these agreements are collectively referred to below as your “Continuing Obligations.” (d) The Manager may place you on a garden leave at any time during the Transition Period, at their sole discretion. During garden leave, you will not be required to report to the office or perform any work for State Street; provided, however, that you will make yourself reasonably available in person or by telephone or other communications technology upon request to perform such services as the Manager may reasonably request from time to time. (e) State Street may terminate your employment for Cause at any time during the Transition Period upon notice. “Cause” means your doing of any of the following, as determined by State Street in its sole, good faith, discretion: (i) materially breaching your obligations under this Agreement or any of the Award Agreements (after receiving written notice and failing to cure within 30 days, where the conduct is susceptible of cure); (ii) engaging in conduct that has a material adverse effect on State Street’s interests (after receiving written notice and failing to cure within 30 days, where the breach is susceptible of cure); (iii) committing (or being discovered to have previously committed) a felony or any crime of dishonesty, breach of trust or money laundering; or (iv) willfully and repeatedly failing to perform, gross negligence in the performance of, or gross misconduct relating in any way to, your duties and responsibilities to State Street. Following a termination for Cause, State Street shall have no further obligation to you under this Agreement. (f) You may request that State Street terminate your employment during the Transition Period to allow you to commence new employment, provided such employment is consistent with your Continuing Obligations. State Street will consider any such request in good faith but may grant or deny such request in its sole discretion (any such granted request, an “Early Termination”). Following an Early Termination,you will still be eligible to receive the Severance Benefits and the Accrued Pay described below. An Early Termination will not cause the forfeiture of unvested deferred compensation awards subject to the Award Agreements, i.e., such awards will not be forfeited and will continue to vest pursuant to the terms of the Award Agreements following an Early Termination. (g) Not later than 21 days following the Separation Date, except if your employment has been terminated for Cause, you will execute and return to State Street the Post-Employment Release attached to this Agreement as Exhibit A. 2. SEVERANCE BENEFITS. This Paragraph 2 summarizes the benefits State Street will provide you pursuant to the Plan (the “Severance Benefits”) subject to your meeting in full your obligations under this Agreement, including without limitation, your timely providing and non- revocation of the executed Post-Employment Release. (a) Base Severance Payment. State Street will pay you an amount equal to your weekly rate of base pay for twelve (12) weeks following the Separation Date (such period the “Severance Period” and such payments the “Base Severance Payment”). (b) Subsidized Benefits Continuation. You will be eligible to continue coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) at a subsidized rate

Aristeguieta Transition and Separation Agreement 3 (with State Street paying its regular employer's share) until the Benefits End Date (as defined in Paragraph 3 below), provided you are timely enrolled in COBRA coverage and make timely payments for such coverage. The cost of COBRA coverage will not be deducted from your Base Severance Payment. After the Benefits End Date, you will be eligible to continue coverage for the remainder of your legally required COBRA period (if any), but the continuation of this remaining coverage will be entirely at your expense. (c) Outplacement Services. You will be eligible for outplacement services from State Street’s vendor at the EVP level. You must initiate the services prior to the termination of the Severance Period. (d) Special Severance Payment. If your employment terminates on or after December 1, 2022, you will also be eligible to receive a one-time cash payment in the gross amount of $1,808,750, which is equal to 25% of the incentive compensation award you received for the 2021 performance year (the “Special Severance Payment”). 3. PAYMENT RULES AND NEW EMPLOYMENT. (a) Any amounts payable under this Agreement will be paid in accordance with the administrative payroll practices and policies set by State Street and will be subject to all applicable deductions for taxes. (b) Base Severance Payments are normally paid in installments on State Street’s regularly scheduled payroll dates and any Special Severance Payment is normally paid 60 days after the Separation Date. However, because you are a “specified employee”, the Base Severance Payments and the Special Severance Payment shall be paid instead in a single lump sum on the next regular payroll date occurring after the day that falls six months and one day after the Termination Date. (c) After first providing written notice to you and allowing you at least seven business days to respond, State Street will deduct from the Base Severance Payments and any Special Severance Payment you receive any outstanding financial obligations that you may have to State Street, including without limitation such items as expense account balances, and credit card balances.. If the Base Severance Payments and any Special Severance Payment are insufficient to satisfy your outstanding financial obligations, State Street reserves all rights available to it to recover from you such remaining financial obligations to State Street. (d) If you accept new employment with State Street or any other employer (either full-time or part-time employment) or provide services for State Street as a consultant or through a third-party contractor or vendor at any time before your Severance Period ends, you must immediately notify State Street of the date you are scheduled to begin such employment (the “New-employment Date”). (e) Your right to subsidized benefit continuation ends on the last day of the month in which (i) your New-employment Date occurs, or (ii) your Severance Period ends, whichever is earlier (such date referred to as the “Benefits End Date”). Your receipt of Base Severance Payments and any Special Severance Payment will not be affected by new employment independent of State Street. However, if you are re-hired by State Street or commence work for State Street as an independent contractor or through a third-party agency before the end of your

Aristeguieta Transition and Separation Agreement 4 Severance Period your right to receive any remaining Base Severance Payments, Subsidized Benefits Continuation and Outplacement will end immediately. 4. FINAL COMPENSATION & UNVESTED DEFERRED COMPENSATION. (a) You will receive pay, at your final base rate of salary or wages, for all work performed for State Street from the end of the last payroll period through the Separation Date, to the extent not previously paid, and pay for all hours of vacation time you have earned but not used as of the Separation Date, determined in accordance with State Street policy and records (“Accrued Pay”). You will receive the Accrued Pay irrespective of whether you accept this Agreement. By signing this Agreement, you acknowledge that you have received all other remuneration otherwise due, including but not limited to, pay for all hours worked, commissions, and bonuses through the date you sign this Agreement. (b) The deferred compensation awards you hold that have not vested as of the Separation Date shall continue to vest during the Transition Period and following the Separation Date and/or the Early Termination date, in accordance with and subject to the terms of the applicable incentive plans and the Award Agreements; provided, however, that in case State Street terminates your employment for gross misconduct (as defined in such incentive plans and Award Agreements) or you terminate your employment for any reason prior to the Separation Date (other than an Early Termination), the portions of any such awards that had not vested as of the Separation Date shall expire and be of no further force and effect. (c) You acknowledge that no other remuneration, except as set forth herein or as available to you in the ordinary course under any ERISA-protected benefit plans, is owed or will be paid to you following the Separation Date. 5. CONFIDENTIALITY. Subject to Paragraph 12, below: (a) You acknowledge that during your employment you had and will continue to have access to Confidential Information not generally known or made available to the general public, and that such Confidential Information is the property of State Street and/or its licensors, suppliers or clients. You agree specifically as follows, in each case whether during the remainder of your employment or following its termination: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others or in any way that could have a negative impact on the financial condition or reputation of State Street and/or its licensors, suppliers or customers; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with State Street. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information.

Aristeguieta Transition and Separation Agreement 5 (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into State Street systems or files. You will not intentionally affect the integrity of any State Street data or systems through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable written Corporate Information Security procedures. (b) The terms of this agreement do not apply to any information which you knew prior to the date of your employment with State Street without an obligation of confidence or is or was publicly disclosed (other than by a violation by you of the terms of this agreement) either prior to or after your receipt of such information or was rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with State Street. (c) As used here, “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data, corporate strategies (written or otherwise), whether related to corporate, litigation or otherwise, and other information relating to the operations of State Street and to its customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for State Street whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) You agree that the terms and contents of, and any discussions resulting in, this Agreement shall be maintained in strict confidence, and shall not be disclosed except to the extent required by law or as otherwise agreed to by you and State Street. Notwithstanding the foregoing, you may disclose the existence of this Agreement and its terms to your immediate family members, legal counsel, and other advisors employed by you for the purpose of rendering professional advice related to the terms and conditions of this Agreement, so long as each such person is advised by you of the confidential nature of this Agreement and agrees, prior to disclosure, to abide by the confidentiality provisions hereof. 6. NON-SOLICITATION. (a) You agree that during the remainder of your employment and for a period of 36 months from its termination you will not, without prior written consent of State Street, solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of State Street), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment or engagement as a contractor or similar of, or otherwise induce the termination of the employment of, any person who then or within the preceding 12 months was an Officer (excluding any such Officer whose employment was involuntarily terminated). (b) You agree that during the remainder of your employment and for a period of 18 months from its termination you will not, without prior written consent of State Street, engage in the Solicitation of Business from any Client on behalf of any person or entity other than State Street. (c) As used here –

Aristeguieta Transition and Separation Agreement 6 (i) “Officer” includes any current or former State Street employee holding a title of Assistant Vice President or higher. (ii) “Client” means a present or former customer or client of State Street with whom you have had, or with whom persons you have directly or indirectly supervised have had, substantive and recurring personal contact during your employment with State Street. A former customer or client means a customer or client for which State Street stopped providing all services within 12 months prior to the date your employment with State Street ends. (iii) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other person or entity with your assistance to induce a Client to transfer the Client’s business from State Street to any other person or entity, to cease or curtail the Client’s business with State Street or to divert a business opportunity from State Street to any other person or entity, in each case where such business or business opportunity concerns or relates to the business with which you were actively connected during your employment with State Street. 7. NON-COMPETITION. (a) You further agree that, during the remainder of your employment and for 12 months from its termination, you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of State Street with respect to which you were involved at any time during your employment or, with respect to the portion of such 12 month period that follows termination of your employment, with respect to which you were involved within the two years preceding the date of the termination of your employment with State Street. If you violate a fiduciary duty to State Street, then the post-employment period of restriction under this Paragraph 7(a) shall be extended by the time during which you engage in such activities, for up to a total of two (2) years following termination of your employment. (b) As used here – (i) “Restricted Area” means (A) anywhere that State Street markets its products or services (which you acknowledge specifically includes the entire world) for the duration of your employment and (B) with respect to the period that follows termination of your employment, means anywhere in which you provided services or had a material presence or influence on behalf of State Street at any time within the 2-year period immediately preceding such termination. (ii) “Restricted Capacity” means any capacity, or with respect to any period of restriction under this Paragraph 7 that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by State Street at any time within the 2-year period immediately preceding such termination. (c) You may seek a waiver from State Street for the non-competition obligations above and those contained in your Continuing Obligations by contacting Ronald O’Hanley or Kathy Horgan, and State Street agrees timely to consider and respond in good faith to such request. 8. ENFORCEMENT.

Aristeguieta Transition and Separation Agreement 7 (a) You acknowledge and agree that the promises contained in Paragraphs 5, 6 and 7 are necessary to the protection of the legitimate business interests of State Street, including without limitation its Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of State Street in this Agreement. You further agree that State Street will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach your promises. Accordingly, State Street shall be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it may be entitled. You further agree that the periods of restriction contained in Paragraphs 6 and 7 shall be tolled during any period in which you are in breach of any of your obligations in Paragraphs 5, 6, and 7, so that State Street shall have the full protection of the periods agreed to in this Agreement. (b) The representations and agreements made by you in Paragraphs 5, 6, and 7 shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law and is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in Paragraph 5, 6, or 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. (c) Further, in the event you materially breach of any of your material obligations under the agreements containing the Continuing Obligations or any other agreement between you and State Street, including without limitation your obligations under Paragraphs 5, 6, 7 or 10, then your right to receive all unvested tranches of deferred compensation subject to the Award Agreements will be forfeited and you agree to return the pre-tax value of any tranches that vested after the date of this Agreement. 9. COMPLIANCE REPRESENTATION. Subject to Paragraph 12, below, you acknowledge that you have notified management of any significant concerns you may have related to State Street’s compliance with securities laws or other laws or regulations applicable to State Street. 10. NONDISPARAGEMENT. (a) Subject to Paragraph 12, below, you agree that, as a condition for payment to and retention by you of the consideration herein described, you shall not make any false, disparaging, or derogatory statements to any media outlet (including, but not limited to, Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, business partners, clients, or customers of State Street regarding State Street or any of its directors, officers, employees, agents, or representatives, or about State Street’s business affairs or financial condition. (b) It is State Street policy not to provide references to potential future employers of its former employees. You hereby agree to refer potential future employers only to State Street’s job information line, The Work Number, at either www.theworknumber.com or via telephone at (800) 367-5690. The Work Number will verify dates of employment, final rate of pay and the

Aristeguieta Transition and Separation Agreement 8 positions held by you. For the purpose of accessing the Work Number, you will give potential future employers State Street’s company code, which is 70027. 11. RETURN OF STATE STREET PROPERTY. You agree that promptly upon the termination of your employment you will return to State Street (i) all original and duplicate copies (regardless of the medium) of files, books, and records in your possession or under your control belonging to State Street or containing confidential or proprietary information concerning State Street or its customers or operations, and (ii) all State Street keys, credit cards, cell phones, parking transponders, computers and other electronic devices, and any other State Street property. You also agree to disclose to State Street any password that would be necessary to access or that would assist in accessing any information that you have stored in password protected form on any of its systems. 12. CERTAIN LIMITATIONS. (a) Nothing in this Agreement prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Agreement requires you to notify State Street that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any federal or state trade secret law if you disclose a State Street trade secret (i) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (ii) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law. (c) Nothing in this Agreement prevents you from complying with a lawful subpoena or court order. (d) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. State Street does not waive any applicable privileges or the right to continue to protect its privileged attorney-client information, attorney work product, and other privileged information. (e) Your promises in Paragraphs 5, 6, 7, and 10 are intended by the parties to constitute the same undertakings by you as your Continuing Obligations, except to the extent that Paragraph 6(a) extends the duration of your promise not to solicit certain employees of State Street for a longer period of time, and are to be interpreted accordingly. 13. RELEASE OF CLAIMS. In exchange for the promises contained in this Agreement and to the extent permitted by law, you, individually and on behalf of your respective

Aristeguieta Transition and Separation Agreement 9 heirs, executors, administrators and assigns, hereby unconditionally release State Street, State Street’s employee benefit and compensation plans, programs or arrangements, welfare benefit and pension benefit plans and plan administrators, successors, and assigns, and any and all of its or their past, present and future directors, officers, agents, employees, trustees, fiduciaries, representatives, insurers, and assigns (whether acting as agents for State Street or in their individual capacity) (individually and collectively referred to as “Releasees”) from and with respect to any and all claims, demands, charges, liabilities, damages, actions, causes of action and suits of every type whatsoever, in law or at equity related to or arising out of your employment or its termination, including but not limited to: (a) all claims under any local, state or federal discrimination, fair employment practices and other employment-related statute, regulation or executive order (as they may have been amended) prohibiting discrimination, harassment or retaliation based upon any protected status including, without limitation, race, ethnicity, national origin, age, gender, pregnancy, marital status, disability, veteran status and sexual orientation. Without limitation, specifically included in this paragraph are any claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Rehabilitation Act of 1973, Section 806 of the Corporate Fraud Accountability Act of 2002, the Equal Pay Act, the Vietnam Era Veterans' Readjustment Assistance Act of 1974, Executive Orders 11246 and 11141, and, to the fullest extent enforceable under applicable law, all similar federal, state or local statutes, regulations and orders; (b) all claims under any other local, state or federal employment-related statute, regulation or executive order (as they may have been amended) relating to any terms and conditions of employment or separation from employment to the fullest extent enforceable under applicable law. Without limitation, specifically included in this paragraph are any claims arising under the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Worker Adjustment Retraining Notification Act (“WARN”), including any claims regarding advance notice of termination pursuant to WARN, the Fair Credit Reporting Act, and all similar federal, state or local statutes, regulations and orders; (c) all claims for short-term disability benefits, and claims to any non-vested ownership interest in State Street provided through participation in a State Street plan or program other than the awards subject to the Award Agreements; (d) all claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence; (e) any other damages, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which you now have, may have or may have had against any of the Releasees, up to the date you sign this Agreement, including without limitation claims arising out of or in any way related to your employment with or separation from State Street (including claims for retaliation); and

Aristeguieta Transition and Separation Agreement 10 (f) all claims arising under the wage and hour and wage payment laws of the Commonwealth of Massachusetts. 14. COVENANT NOT TO SUE. Subject to Paragraph 12, above, and to the extent permitted by law, you represent that you have not filed any complaints, claims or actions concerning any of the employment-related claims released by you in Paragraph 13 with any state, federal, or local agency or court. In addition to waiving and releasing claims as described in Paragraph 13, you hereby covenant not to sue the Releasees in respect of any of the claims released in Paragraph 13. This “covenant not to sue” is different from the release of claims contained in Paragraph 13; for by covenanting not to sue the Releasees, you are agreeing that you will not hereafter pursue any individual claim concerning any of the claims you released in Paragraph 13 by filing such a claim in any local, state, federal or other court. 15. FURTHER LIMITATIONS. Your execution of this Agreement, including the release of claims in Paragraph 13 and the covenant not to sue in Paragraph 14, shall not release or restrict you from making (a) claims to enforce the provisions of this Agreement, (b) claims for worker’s compensation benefits or for vested benefits under a tax-qualified retirement and/or pension plan, (c) any rights to defense, indemnification or contribution you may have under any agreement with State Street or any of its subsidiaries or other affiliates, a D&O policy of State Street or any of its subsidiaries or other affiliates, under the articles of incorporation, bylaws, or similar documents of any of them, or under common or statutory law, (d) claims challenging the knowing and voluntary nature of this release under the Age Discrimination in Employment Act, (e) rights under the Award Agreements, (f) rights under the Change of Control Agreement, or (g) any claims you cannot release pursuant to applicable laws and regulations. You and State Street also agree that this Agreement will not affect the rights and responsibilities of the United States Equal Employment Opportunity Commission (“EEOC”) and state or local Fair Employment Practices Agencies to enforce the anti-discrimination laws of the United States, and that nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the EEOC or any state or local Fair Employment Practices Agency. However, you represent and warrant that you knowingly and voluntarily waive all rights and claims arising prior to your execution of this Agreement, as well as rights to any payment, benefit, attorneys’ fees or other remedial relief because of any charge filed with or by the EEOC or analogous state or local agency and/or any litigation pursued by the EEOC concerning any facts alleged in any such charge. 16. EMPLOYEE’S BREACH OF THIS AGREEMENT. You acknowledge that your right to receive and retain the consideration provided under this Agreement is expressly conditioned on your continuing and complete performance of your material obligations under this Agreement, including without limitation the covenant not to sue contained in Paragraph 14 of the Agreement. If you materially breach any of the material terms of this Agreement, State Street reserves its right, if applicable, to cease payment of the consideration set forth in this Agreement after first providing written notice to you and allowing you at least seven business days to respond. You agree that such cessation will not invalidate this Agreement, and further acknowledge that you will remain bound by all of the terms of this Agreement, including without limitation the release of claims in Paragraph 13. Further, if you breach the covenant not to sue contained in Paragraph 14 of this Agreement, you will be liable for all expenses, costs and

Aristeguieta Transition and Separation Agreement 11 attorneys’ fees incurred in defending such claims, complaint or causes of action to the fullest extent allowed by applicable law. 17. COOPERATION. You agree to reasonably cooperate with State Street in respect to all matters arising during or related to your employment, including, but not limited to, all matters (formal or informal) in connection with any government investigation, internal State Street investigation, litigation (potential or ongoing), regulatory or other proceeding which may have arisen prior to, or which may arise following the signing of this Agreement. 18. NON-ADMISSION. You understand and agree that neither this Agreement nor anything provided herein constitutes an admission that you, State Street and/or any of the Releasees have violated any law or has any legal liability to the other. 19. APPLICABLE LAW. This Agreement will be governed by and construed under the laws of the Commonwealth of Massachusetts. If any case or controversy arises under this Agreement, any action will be brought in a court of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, and each party will submit to each such court’s jurisdiction. 20. VALIDITY. If any provisions of this Agreement (or, with respect to Paragraph 14, the release of any individual legal claim) shall be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining terms will not be affected thereby and said illegal or invalid term will be deemed not to be part of this Agreement. Provided, however, if Paragraph 14 is deemed to be invalid in its entirety, then this Paragraph 20 shall not apply. 21. NO WAIVER. No delay or omission by State Street or you in exercising any right under this Agreement or its attachments shall operate as a waiver of that or any other right. A waiver or consent given by State Street or you on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. 22. ENTIRE AGREEMENT. More than one copy of this Agreement may be signed, each of which when signed will be deemed an original. This Agreement and the Award Agreements constitute the complete understanding and agreement between the parties to this Agreement with respect to the settlement of all matters between them and supersedes and cancels all previous oral and written negotiations, agreements, and representations regarding such matters. Notwithstanding the above, your Continuing Obligations shall remain in full force and effect in accordance with their terms. Following execution by you, this Agreement shall become binding and enforceable. 23. BINDING EFFECT OF AGREEMENT; RIGHT TO MODIFY. This Agreement will be binding upon and will inure to the benefit of the parties to the Agreement and their respective heirs, successors and assigns. Notwithstanding anything else to the contrary, nothing in this Agreement will in any way affect State Street’s right to change, modify, or terminate any employee benefit plan or program, including the cost of coverage charged, at any time in the future with respect to any benefits provided to active, inactive, retired, or former employees of State Street or their covered dependents (and such changes, to the extent applicable to you, will be so applicable).

Aristeguieta Transition and Separation Agreement 12 24. NOTICES. All notices and correspondence concerning this Agreement will be in writing and may be mailed or delivered to: • In the Case of State Street: Chief Global Human Resources and Corporate Citizenship Officer, State Street Corporation, One Lincoln Street SFC/11, One Lincoln Street, Boston, Massachusetts, 02111; with a copy to General Counsel, State Street Corporation, One Lincoln Street SFC/11, Boston Massachusetts, 02111. • In the Case of Employee: The last home address you have provided to State Street during employment or thereafter to the State Street GHR Service Center. You can update your home address with the GHR Service Center by telephone at 1-855-447- 7007. 25. NOTICE OF RIGHTS. • You may consider the terms of this Agreement for 21 days from the day you first received it, which was May 5, 2022. • You may revoke this Agreement for a period of 7 days after signing the Agreement. Your written notice to revoke must be received by State Street within 7 days of the date you signed this Agreement. The Agreement shall not be effective or binding until the expiration of this seven-day revocation period (the “Revocation Period”). • You are hereby notified of your right to consult an attorney of your choosing, and you are advised to do so before signing and returning this Agreement.

Aristeguieta Transition and Separation Agreement 13 26. ACKNOWLEDGEMENTS. • You acknowledge that this Agreement is written in a manner which you understand, and that you understand your obligations under this Agreement. • You acknowledge that your execution of this Agreement is in exchange for consideration paid by State Street which you would not otherwise be entitled to receive. • You acknowledge that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this Agreement, that you freely and voluntarily assent to all the terms and conditions of this Agreement, and that you sign your name as your own free act and deed. STATE STREET BANK AND TRUST COMPANY Date: 6/13/22 By: /s/ Kathryn M. Horgan Kathryn M. Horgan Executive Vice President Chief Human Resources and Citizenship Officer Voluntarily accepted and agreed to under seal by Francisco Aristeguieta: Date: 06/08/2022 /s/ Francisco Aristeguieta Signature

Aristeguieta Transition and Separation Agreement 14 EXHIBIT A POST-EMPLOYMENT RELEASE OF CLAIMS FOR AND IN CONSIDERATION OF the benefits to be provided me in connection with the termination of my employment, as set forth in the agreement between me and State Street Bank and Trust Company dated as of May 9, 2022 (the “Agreement”), which are conditioned on my signing this Release of Claims and to which I am not otherwise entitled, I, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, representatives and assigns, and all others connected with or claiming through me, hereby release and forever discharge State Street Bank and Trust Company, its parent State Street Corporation, and all of their respective past, present and future subsidiaries and other affiliates, and all of their respective past, present and future officers, directors, trustees, shareholders, employees, agents, general and limited partners, members, managers, joint venturers, employee benefit plans, representatives, successors and assigns, and all others connected with any of them, in their official and individual capacities, from any and all causes of action, rights or claims of any type or description, known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from, arising out of or connected with my employment by or other relationship with State Street or any of its subsidiaries or other affiliates or the termination of that employment or other relationship, including without limitation any claims arising pursuant to Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the wage and hour, wage payment, and fair employment practices laws of the Commonwealth of Massachusetts, state and federal securities laws, and any other local, state, or federal regulation or other requirement, each as amended from time to time. Excluded from the scope of this Release of Claims are (a) claims to enforce the provisions of the Agreement, (b) claims for worker’s compensation benefits or for vested benefits under a tax-qualified retirement and/or pension plan, (c) any rights to defense, indemnification or contribution I may have under any agreement with State Street or any of its subsidiaries or other affiliates, a D&O policy of State Street or any of its subsidiaries or other affiliates, under the articles of incorporation, bylaws, or similar documents of any of them, or under common or statutory law, (d) claims challenging the knowing and voluntary nature of this release under the Age Discrimination in Employment Act, (e) rights under the Award Agreements, (f) rights under the Change of Control Agreement ,or (g) any claims I cannot release pursuant to applicable laws and regulations. In signing this Release of Claims, I acknowledge my understanding that I may not sign it prior to the termination of my active employment, but that I may consider the terms of this Release of Claims for up to 21 days from the Separation Date (as defined in the Agreement). I also acknowledge that I am advised by State Street to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this Release of Claims and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms. I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Agreement. I understand that I may revoke my acceptance of this Release of Claims as to claims under the

Aristeguieta Transition and Separation Agreement 15 Age Discrimination in Employment Act at any time within 7 days of the date of my signing by written notice delivered to State Street in accordance with the terms of the Agreement, and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it. Intending to be legally bound, I have signed this Release of Claims under seal as of the date written below. Signature: _____________________________________________ Francisco Aristeguieta .Date Signed: __________________________________________